SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 16, 2004


                            Cox Communications, Inc.

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             (Exact name of registrant as specified in its charter)



    Delaware                     1-6590                   58-2112281

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(State or other              (Commission  File         (I.R.S. Employer
jurisdiction of                   Number)               Identification No.)
incorporation)



              1400 Lake Hearn Drive
               Atlanta, Georgia                      30319
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     (Address of principal executive offices)      (Zip Code)



                                 (404) 843-5000

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              (Registrant's telephone number, including area code)






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Item 5.    Other Events.

    On July 16, 2004, Cox Communications, Inc. received notice from DR
Partners of its election to exercise its right to require that Cox purchase its 25% interest in TCA Cable Partners (the "Partnership"), pursuant to the Amended and Restated General Partnership Agreement of TCA Cable Partners dated
April 11, 1996 (the "Partnership Agreement"). The Partnership is a general partnership owned 75% by Cox (indirectly owned through subsidiaries) and 25% by DR Partners, operating cable systems in the Southwest, mainly Arkansas, serving approximately 260,000 customers.

    The Partnership Agreement provides that the price payable to DR
Partners by Cox for DR Partners' 25% interest in the Partnership will be determined by a negotiation between DR Partners and Cox, and if they are unable to reach agreement, then an investment advisor will be engaged to determine the purchase price. In Cox's Form 10-Q for the quarter ended March 31, 2004, in accordance with SFAS No. 150, Cox estimated the liquidation value of DR Partners' minority interest in the Partnership to be approximately $185 million. However, the amount Cox will be required to pay DR Partners could vary from the SFAS No. 150 estimate, and Cox cannot predict the outcome of negotiations or, if necessary, the appraisal process at this time.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  July 20, 2004                  COX COMMUNICATIONS, INC.




                                      By: /s/ Jimmy W. Hayes
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                                          Jimmy W. Hayes
                                          Executive Vice President, Finance
                                          and Chief Financial Officer